EXHIBIT 99.1

Axe Compute Appoints Christopher Miglino as Chief Executive Officer, Ushering in a New Era of Decentralized Compute

PITTSBURGH, Feb. 09, 2026 (GLOBE NEWSWIRE) -- Axe Compute (or the “Company”) (Nasdaq: AGPU) today announced the appointment of Christopher Miglino as Chief Executive Officer, marking a pivotal development in the company’s commitment to decentralized compute and digital infrastructure, operating at the intersection of blockchain, AI, and capital markets.

Mr. Miglino transitions into the CEO role following his involvement in the structuring of Axe Compute’s digital asset treasury and the transaction resulting in the Company’s entry to the AI Compute market. His appointment reflects AGPU’s commitment to growing its compute platform. The Company plans to develop an institutionalized platform, supporting decentralized GPU compute and infrastructure-backed yield within the public markets.

Under Mr. Miglino’s leadership, AGPU plans to scale its decentralized compute business, with the aim of expanding its infrastructure footprint, treasury strategy, and operational capabilities. The Company aims to pursue growth while remaining aligned with the broader thesis of a decentralized, permissionless future.

“As the worlds of AI, decentralized infrastructure, and capital markets converge, AGPU intends to be positioned to serve as a bridge between evolving technologies and public market access,” said Mr. Miglino. “I would like to thank Raymond Vennare for his help in transitioning the company to this point. This transition represents an evolution of our mission to bring institutional discipline, transparency, and scale to emerging technologies expected to enable global AI infrastructure.”

“It has been deeply gratifying to lead our team through this strategic transition from Predictive Oncology to Axe Compute,” stated Mr. Vennare. “Together, we have built a strong foundation of innovation and execution, positioning Axe Compute as a leading provider of decentralized, enterprise-grade AI infrastructure that can address surging global demand. I am incredibly proud of what we have accomplished and confident the company will continue to thrive. Axe Compute is well positioned for tremendous success in the future.”

In his role as CEO, Mr. Miglino will oversee AGPU’s corporate strategy, capital markets initiatives, decentralized compute operations, and long-term growth roadmap. His mandate includes expanding AGPU’s treasury-backed compute strategy, deepening relationships across institutional and decentralized ecosystems, and seeking to position the company as a public-market leader in decentralized infrastructure.

AGPU believes its trajectory reflects growing confidence in decentralized compute as a foundational layer for AI, Web3, and next-generation applications—viewing it as a compelling alternative to centralized infrastructure models while aligning with the long-term vision of a decentralized global economy.

Inducement Award

The compensation committee of the board of directors of the Company approved the grant of inducement awards to Mr. Miglino as a material inducement to his appointment as the Company’s Chief Executive Officer, in accordance with Nasdaq Listing Rule 5635(c)(4).

On February 9, 2026, Mr. Miglino was granted stock options to purchase 500,000 shares of the Company’s common stock (the “Inducement Award”) at an exercise price equal to the closing price of the Company’s common stock on the grant date. The Inducement Award was granted outside of the Company’s 2024 Equity Incentive Plan. One-third of the options will vest on the first anniversary of the grant date with the remaining two-thirds of the options vesting in equal monthly installments over the following twenty-four months, in each case subject to Mr. Miglino’s continued employment with or service to the Company through each applicable vesting date.

About Axe Compute

Axe Compute (NASDAQ: AGPU) plans to make world-class AI compute accessible to all through its access to the Aethir network. By delivering Aethir-provided decentralized global infrastructure, Axe Compute will endeavor to deliver instant access to bare-metal GPUs at scale to innovators and established businesses alike. Axe Compute is where decentralized choice meets enterprise trust. For more information:

axecompute.com | investors@axecompute.com

Forward Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This press release also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the Company’s ability to successfully execute its digital asset treasury strategy and the implications for shareholders and the Company’s core business, fluctuations in the market price of ATH and other digital assets, the impact of the evolving regulatory environment on the Company’s business, the ability of the Aethir ecosystem to perform in a manner consistent with projections, and general market, economic, and business conditions, as well as other factors. Forward-looking statements contained in this press release are made as of the date of this press release, and the Company undertake no duty to update such information except as required under applicable law.

Investor Relations Contact:

Michael Moyer
LifeSci Advisors, LLC
mmoyer@lifesciadvisors.com